UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	033-07012-99	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on April 23, 2013. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 14, 2013. Shares eligible to vote were 258,760,134 at the record date of February 21, 2013.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Edward C. Bernard	201,764,362	1,300,658	454,556	29,566,998
James T. Brady	201,421,426	1,793,209	304,941	29,566,998
Mary K. Bush	201,103,898	2,115,563	300,115	29,566,998
Donald B. Hebb, Jr.	200,211,384	2,869,625	438,567	29,566,998
Dr. Freeman A. Hrabowski, III	202,761,878	476,031	281,667	29,566,998
James A.C. Kennedy	202,196,237	939,090	384,249	29,566,998
Robert F. MacLellan	198,068,859	5,024,863	425,854	29,566,998
Brian C. Rogers	198,125,924	5,036,866	356,786	29,566,998
Dr. Alfred Sommer	199,174,352	3,918,059	427,165	29,566,998
Dwight S. Taylor	201,269,311	1,864,985	385,280	29,566,998
Anne Marie Whittemore	201,648,850	1,450,024	420,702	29,566,998

Proposal 2: Advisory Vote on the Compensation Paid to our Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
200,118,200	2,310,132	1,090,637	29,567,605

Proposal 3: Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2013.

For	Against	Abstain	Broker Non-Vote
226,778,323	5,984,084	324,167	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: April 24, 2013